Registration No. ______________

As filed with the Securities and Exchange Commission on November 15, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AngioDynamics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

11-3146460
(I.R.S. Employer Identification No.)

603 Queensbury Avenue
Queensbury, New York
(518) 798-1215
(Address and telephone number of principal executive offices)

12804
(Zip Code)

AngioDynamics, Inc. Employee Stock Purchase Plan
(Full titles of plans)

Copies to:

D. Joseph Gersuk
Executive Vice President, Chief Financial Officer
AngioDynamics, Inc.
14 Plaza Drive
Latham, New York 12110
(518) 798-1215
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, par value $0.01	300,000(2)	$14.47	$4,341,000	$309.52

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional shares that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the AngioDynamics, Inc. Employee Stock Purchase Plan (the "Purchase").

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices reported on the Nasdaq Global Select Market on November 12, 2010.

(3) Consists of shares of common stock available for issuance under the Purchase Plan.

EXPLANATORY NOTE
On October 28, 2004, we registered 1,000,000 shares of our common stock par value $0.01 per share issuable under our AngioDynamics, Inc. 2004 Stock and Incentive Award Plan (the “2004 Plan”) and 200,000 shares of our common stock issuable under the AngioDynamics, Inc. Employee Stock Purchase Plan (the “Purchase Plan”), pursuant to a Registration Statement on Form S-8 (File No. 333-120057).  On November 6, 2006, we filed a Registration Statement on Form S-8 (File No. 333-138456) to register an additional 1,000,000 shares of our common stock under the 2004 Plan.  On August 14, 2009 we filed a Registration Statement on Form S-8 (File No. 333-161355) to register an additional 1,000,000 shares of our common stock under the 2004 Plan and an additional 200,000 shares of our common stock under the Purchase Plan.  On November 3, 2009, we filed a Registration Statement on Form S-8 (File No. 333-162844) to register an additional 750,000 shares of our common stock under the 2004 Plan.  This Registration Statement on Form S-8 is being filed pursuant to General Instruction E to Form S-8 to register an additional 300,000 shares of common stock issuable under the Purchase Plan.

INCORPORATION OF DOCUMENTS BY REFERENCE.

Pursuant to General Instruction E to Form S-8, the contents of our Registration Statement on Form S-8 (File No. 333-120057) filed with the Securities and Exchange Commission on October 28, 2004, the contents of our Registration Statement on Form S-8 (File No. 333-138456) filed with the Securities and Exchange Commission on November 6, 2006, the contents of our Registration Statement on Form S-8 (File No. 333-161355) filed with the Securities and Exchange Commission on August 14, 2009, and the contents of our Registration Statement on Form S-8 (File No. 333-162844) filed with the Securities and Exchange Commission on November 3, 2009, including, with respect to each registration statement, each of the documents filed by us with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and including each of the documents filed as Exhibits to such registration statement, are incorporated herein by reference.

PART II
ITEM 8. EXHIBITS.

Exhibit Number	Exhibit Description

5.1	Opinion of Stephen A. Trowbridge as to the legality of shares being registered.
23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.
23.2	Consent of Stephen A. Trowbridge (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page and incorporated herein by reference).

(Signatures on following page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, AngioDynamics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Latham, State of New York, on November 15, 2010.

ANGIODYNAMICS, INC.

By:	/s/ Jan Keltjens
	Name:	Jan Keltjens
	Title:	Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes Jan Keltjens and D. Joseph Gersuk, and each or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable AngioDynamics, Inc. (the “Registrant”) to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant on November 15, 2010 in the capacities and on the dates indicated.

Signature	Title
/s/ Vincent A. Bucci Vincent A. Bucci	Chairman of the Board, Director
/s/ Jan Keltjens Jan Keltjens	President, Director and Chief Executive Officer (Principal Executive Officer)
/s/ D. Joseph Gersuk D. Joseph Gersuk	Executive Vice President – Chief Financial Officer, Treasurer (Principal Financial and Chief Accounting Officer)

/s/ Howard W. Donnelly Howard W. Donnelly	Director
/s/ Kevin J. Gould Kevin J. Gould	Director
/s/ Jeffrey G. Gold Jeffrey G. Gold	Director
/s/ Wesley E. Johnson, Jr. Wesley E. Johnson, Jr.	Director
/s/ Steve LaPorte Steve LaPorte	Director
/s/ Dennis S. Meteny Dennis S. Meteny	Director
/s/ Charles T. Orsatti Charles T. Orsatti	Director

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Stephen A. Trowbridge as to the legality of shares being registered.
23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.
23.2	Consent of Stephen A. Trowbridge (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature page and incorporated herein by reference).